UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 25, 2017

POWER EFFICIENCY CORPORATION

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  000-31805

Delaware	22-3337365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Northern Boulevard, Suite 102 Greenvale, NY 11548
(Address and zip code of principal executive offices)

(877) 309-3357
(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Power Efficiency Corporation

Form 8-K

Date of Event: January 25, 2017

Item 1.01	Entry Into Material Agreement
Item 3.02	Unregistered Sale of Equity Securities

Effective January 25, 2017, Power Efficiency Corporation (PEC) entered into an advisory agreement with Carnegie Hudson Resources Structured Capital, LLC (CHR) whereby CHR and its affiliated entities will provide corporate advisory and investment banking services to PEC. Services which may require a registered broker-dealer will be provided through MCM Securities LLC., an SEC registered broker-dealer.

Headquartered in Manhattan, New York City, CHR and its affiliated entities are a private equity investment, strategic and financial advisory firm. CHR’s private equity focus is on the energy sector.

CHR will provide, among other services, the following to PEC:

(a)       assistance and advice with respect to its strategic planning process and business plans including an analysis of markets, positioning, financial models, organizational structure, potential strategic alliances and capital requirements;

(b)       advise the Company on matters relating to its capitalization and potential financing alternatives and merger and acquisition criteria and activity;

(c)       assistance with the preparation of the Company’s marketing materials and investor presentations;

(d)       assistance with strategic introductions (including client/customer side and the joint venture relationships) in the energy markets industries related to the Company’s business plans;

(e)       assistance with identifying and retaining additional members of the Board of Directors and senior management.

Under the agreement, CHR has the right to have one person serve on the PEC Board of Directors during the term of the Agreement. No person has been determined as of the date of the filing but the parties expect to appoint such person within the next 30 days. The term of the agreement is for two (2) years.

In consideration for its services, CHR and its affiliates may receive up to 4,000,000 (post reverse split as previously announced of 15 shares for 1) warrants for shares of common stock which will vest upon certain events. The warrants have a five (5) year exercise terms, provide for an exercise price of $0.01 per share and the holders are entitled to piggyback registration rights with respect to the underlying shares of Common Stock.

The warrants issuable or issuable to CHR under its advisory agreement were offered, sold and issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) as transactions not involving any public offering. CHR represented to PEC that it is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act, that it acquired the securities for investment purposes and that such securities were issued without any form of general advertising or general solicitation. Such securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01 Other Events

As previously reported, on January 11, 2017, PEC filed an amendment to its Amended and Restated Certificate of Incorporation to effectuate a reverse stock split (“Reverse Split”) on a basis of each 15 shares of issued and outstanding shares of Common Stock into 1 share.

The Reverse Split became effectuate on Tuesday, January 17, 2017 at 5:00 p.m. (eastern time). Our stock symbol was temporarily modified from PEFF to PEFF D on Wednesday, January 18, 2017 and will continue for (20) twenty trading days. Trading of PEC’s Common Stock will remain on the OTC Pink Sheets and trading has reflected the Reverse Split since Wednesday, January 18, 2017. PEC’s stock transfer agent is Continental Stock Transfer and Registrar

The immediate effect of the Reverse Split will be to reduce the number of issued and outstanding shares of Common Stock from 189,052,666 outstanding as of January 17, 2017 to approximately 12,603,511 shares (subject to rounding fractional shares down to the next whole share). The conversion ratios of each class of Preferred Stock will be adjusted to reflect the Reverse Split. Our classes of Preferred Stock would be convertible into an aggregate of approximately 23,480,013 shares of Common Stock after the Reverse Split, as follows:

Class of Preferred Stock	Pre Split Conversion	Post Split Conversion

Series B	13,300,000	866,667

Series C-1	3,462,500	230,833

Series D	30, 437,700	2,029,180

Series E	305,000,000	20,333,333

Our Class E Preferred Stock has been deemed automatically converted into Common Stock following the Reverse Split; the other classes will remain outstanding. Giving effect solely to the conversion of the Series E Preferred Stock and no other classes or shares of Preferred Stock, (the issuance of the Common Stock has not been completed as of the date of this Report on Form 8-k) PEC will have approximately 32,936,844 shares of Common Stock issued and outstanding. The par value of the Common Stock (and all Preferred Stock) will remain $0.001 per share and the number of shares of Common Stock authorized to be issued will remain at the number authorized at the time the Reverse Split is effected, currently 350,000,000 shares.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Power Efficiency Corporation

	By:	/s/ Gary Weiss
Gary Weiss
Chief Executive Officer
Date: January 31, 2017